UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)     July 19, 2005 (July 14, 2005)

CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24525	36-4159663

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

14 Piedmont Center, Suite 1400, Atlanta, Georgia 30305

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code     (404) 949-0700

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.
Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01 – Financial Statements and Exhibits.
SIGNATURES
EXHIBIT LIST
EX-10.1 CREDIT AGREEMENT DATED JULY 14, 2005
EX-10.2 GUARANTEE AND COLLATERAL AGREEMENT DATED JULY 14, 2005

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement.

     On July 14, 2005, the Company entered into a Credit Agreement, among the Company, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Credit Agreement”). J.P. Morgan Securities Inc., an affiliate of JPMorgan Chase Bank, N.A. and Banc of America Securities LLC acted as joint lead arrangers and joint bookrunners and Bank of America N.A., an affiliate of Banc of America Securities LLC, acted as syndication agent for the credit facilities. The Credit Agreement is attached hereto as Exhibit 10.1.

     The Credit Agreement provides for a revolving credit facility of $400.0 million and a term loan facility in the aggregate principal amount of $400.0 million. The proceeds of the term loan facility, fully funded on July 14, 2005, and drawings on that date of approximately $123.0 on the revolving credit facility, were used by the Company to repay all amounts owed under its prior credit facility (approximately $514.1 million). The remaining proceeds from the credit facilities will be used to fund future acquisitions of radio stations and for working capital and other general corporate purposes, including capital expenditures.

     In addition, the Credit Agreement provides for additional, incremental revolving credit facilities or term loan facilities in an aggregate principal amount of up to a further $400.0 million. These incremental credit facilities are permitted from time to time prior to June 30, 2008, and may be used to fund the acquisition of radio stations and for working capital and other general corporate purposes. They will be secured and guaranteed on the same basis as the term loan facility and the revolving credit facility.

     The Company’s obligations under the Credit Agreement are collateralized by substantially all of its assets in which a security interest may lawfully be granted (including FCC licenses held by its subsidiaries), including, without limitation, intellectual property, real property, and all of the capital stock of the Company’s direct and indirect subsidiaries (except the capital stock of Broadcast Software International, Inc., or BSI) and 65% of the capital stock of any first-tier foreign subsidiary. The obligations under the Credit Agreement are also guaranteed by each of the direct and indirect domestic subsidiaries, except BSI, pursuant to a Guarantee and Collateral Agreement, dated as of July 14, 2005, among the Company, the subsidiaries of the Company specified therein, and JPMorgan Chase Bank, N.A., as administrative Agent (the “Guarantee Agreement”), and are required to be guaranteed by any additional subsidiaries acquired by the Company. The Guarantee Agreement is attached hereto as Exhibit 10.2.

     The term-loan facility will mature on July 14, 2012 and will amortize in equal quarterly installments beginning on March 31, 2007, in quarterly amounts as follows: for each quarter in 2007 and 2008, 1.25%; for each quarter in 2009 and 2010, 3.75%; and, for each quarter beginning on March 31, 2011 and through July 14, 2012, 10.0%. The revolving credit facility will also mature on July 14, 2012 and the commitment will remain unchanged up to that date.

     The credit facilities will bear interest, at the Company’s option, at a rate equal to the Adjusted LIBO Rate (as defined by the Credit Agreement) plus a margin ranging between 0.675% and 1.25%, or the Alternate Base Rate (as defined by the Credit Agreement) plus a margin ranging between 0.00% and 0.25% (in either case dependent upon the Company’s leverage ratio).

     Certain mandatory prepayments of the term-loan facility will be required upon the occurrence of certain events, including upon the incurrence of certain additional indebtedness (other than any incremental credit facilities under the Credit Agreement) and upon the sale of certain assets.

     The representations, covenants, and events of default in the Credit Agreement are substantially the same as those in the Company’s prior credit agreement, and are customary for financing transactions of this nature. Events of default in the Credit Agreement include, among others, (a) the failure to pay when due the obligations owing under the credit facilities; (b) the failure to perform and not timely remedy certain covenants; (c) cross default and cross acceleration; (d) the occurrence of bankruptcy or insolvency events; (e) material adverse judgments against the Company or any of its subsidiaries; (f) the loss, revocation, suspension or material impairment of any material FCC license; (g) any representation or warranty made or report, certificate or financial statement delivered to the lenders subsequently proven to have been incorrect in any material respect; and (h) the occurrence of a Change in Control (as defined in the Credit Agreement). Upon the occurrence of an event of default, the lenders may terminate the loan commitments, accelerate all loans and exercise any of their rights under the Credit Agreement and the ancillary loan documents as a secured party.

     Some of the lenders under the Credit Agreement or their affiliates have various relationships with the Company involving the provision of financial services, including cash management, investment banking and brokerage services. They receive, and expect to receive, customary fees and expenses for these services. In addition, as previously disclosed, the Company is a party to an interest rate swap agreement with one of the lenders.

Section 2 – Financial Information

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     See Item 1.01.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits.

10.1	Credit Agreement, dated as of July 14, 2005, among the Company, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

10.2	Guarantee and Collateral Agreement, dated as of July 14, 2005, among the Company, the Subsidiaries of the Company identified therein, and JPMorgan Chase Bank, N.A., as Administrative Agent

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.
By:	/s/ Martin R. Gausvik
	Name:	Martin R. Gausvik
	Title:	Executive Vice President and Chief Financial Officer

Date: July 19, 2005

EXHIBIT LIST

10.1	Credit Agreement, dated as of July 14, 2005, among the Company, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

10.2	Guarantee and Collateral Agreement, dated as of July 14, 2005, among the Company, the Subsidiaries of the Company identified therein, and JPMorgan Chase Bank, N.A., as Administrative Agent